UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 3, 2018, Accuray Incorporated (“Accuray”) issued a press release announcing its irrevocable election pursuant to the indenture dated as of April 24, 2014 (the “Series A Indenture”) with respect to its 3.50% Series A Convertible Senior Notes due February 1, 2018 (the “Series A Notes”) to pay cash up to $1,000 for each $1,000 principal amount of Series A Notes converted and deliver shares of its common stock for the conversion value, if any, in excess of $1,000 (other than cash in lieu of any fractional share) (the “Net Share Settlement Election”). Holders of the Series A Notes may convert their notes at any time prior to close of business on the business day immediately preceding February 1, 2018. Accuray will pay holders who do not convert their Series A Notes principal plus accrued and unpaid interest in cash on February 1, 2018.

The press release related to the Net Share Settlement Election is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated January 3, 2018, titled “Accuray Elects Net Share Settlement for 3.50% Series A Convertible Senior Notes Due 2018.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 3, 2018	By:	Alaleh Nouri
Alaleh Nouri
Senior Vice President, General Counsel and Corporate Secretary